Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incentive Stock Compensation Plan of Todd Shipyards Corporation of our report dated May 16, 2001, with respect to the consolidated financial statements and schedule of Todd Shipyards Corporation included in its Annual Report (Form 10-K) for the year ended April 1, 2001 filed with the Securities and Exchange Commission.



/S/ Ernst & Young LLP
Seattle, Washington
June 14, 2001